UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Schedule 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

(Amendment No. )

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☐ Preliminary Proxy Statement

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☐ Definitive Proxy Statement

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☐ Soliciting Material under § 240.14a-12

Faraday Future Intelligent Electric Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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☐ Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a- 6(i)(1) and 0-11

On February 20, 2023, Faraday Future Intelligent Electric Inc. issued the following press release:

Faraday Future Targets March 30, 2023 for Start of Production of its FF 91 Futurist

●	The confirmation comes after a recent round of financing commitments of $135.0 million was announced by the Company

●	First FF 91 Futurist deliveries expected by the end of April, 2023

Los Angeles, CA (February 20, 2023) - Faraday Future Intelligent Electric, Inc. (NASDAQ: FFIE) (“Faraday Future”, “FF” or “Company”), a California-based global shared intelligent electric mobility ecosystem company, today announced it is targeting a start of production (SOP) date for its flagship FF 91 Futurist of March 30, 2023, assuming timely receipt of funds from the Company’s investors, at the Company’s Hanford California manufacturing facility, “FF ieFactory California.”

The Company expects the first vehicles built at its FF ieFactory California to be coming off the assembly line in early April, with deliveries to its first users before the end of April, assuming timely receipt of funds from the Company’s investors.

“This SOP will undoubtedly be our most important historic moment since FF was established. We would like to express our sincerest appreciation and respect to all of those who have stood beside us for their unwavering support,” said Chen Xuefeng (XF), Global CEO of FF. “The Company now has all of the funding commitments, assuming timely receipt, and all of the equipment needed to build the FF 91 Futurist in place, while working with numerous world-class equipment suppliers to keep FF on track to deliver the vehicle in April of this year.”

At the same time, Faraday Future plans to hold the “2023 Faraday Future Global Supplier Summit” the last week of April, inviting our global partners to witness the historical milestone of the FF 91 Futurist production and delivery readiness along with sharing in the common goal and successes of the Company. We will announce new shared business initiatives including the “FF Industrial Chain Strategic Alliance” and the “FF Supplier Par” at the Supplier Summit, sharing the achievements and benefits of FF’s intelligent electric mobility through industrial chain capital cooperation.

With the introduction and implementation of the “FF Supplier Par” program, FF will unite more closely with global supplier partners to co-create the performance + luxury leadership in the era of intelligent electric mobility, plus create capital value and the potential to share in the Company’s joint success.

The full letter addressed to FF suppliers can be seen by following this link: www.ff.com/us/letter-to-suppliers

The Company has also set the date for a special stockholders meeting which is scheduled to take place on February 28, 2023 at 9:00am PST. The Company recommends that all FF stockholders as of January 31, 2023 submit proxies in favor of the proposal to increase the authorized shares of Faraday Future Class A common stock.

FF is completing its testing and validation of the FF 91 Futurist through the Product and Technology Generation 2.0 program (PT Gen 2.0). The generational upgrade from PT Gen 1.0 to PT Gen 2.0 consists of significant upgrades of systems and core components in both the vehicle and the I.A.I area – the advanced core, which stands for Internet, Autonomous Driving, and Intelligence. PT Gen 2.0 was achieved through upgrades of 26 major system and components, with 13 key upgrades throughout powertrain, battery, charging, chassis, interior from EV areas, and 13 key upgrades in computing, sensing, communication, user interaction, and performance of the FF 91 Futurist.

Competing with Ferrari, Maybach, Rolls Royce, and Bentley as the only next-gen Ultimate Intelligent TechLuxury EV product, the FF 91 Futurist offers a unique and intelligent EV experience with extreme technology and an ultimate user experience. The FF 91 Futurist features an industry-leading 1,050 horsepower, an EPA-certified range of 381 miles, 0-60 mph in 2.27 seconds, a unique rear intelligent Internet system, and a revolutionary user experience designed to create a mobile, connected, intelligent, and luxurious third Internet living space.

Users can preorder an FF 91 Futurist via the FF Intelligent App or through our website (English): https://www.ff.com/us/preorder/ or (Chinese): https://www.ff.com/cn/preorder/

Download the new FF Intelligent App (English): https://apps.apple.com/us/app/id1454187098 or https://play.google.com/store/apps/details?id=com.faradayfuture.online, (Chinese): http://appdownload.ff.com

ABOUT FARADAY FUTURE

Faraday Future is a class-defining luxury electric vehicle company. The Company has pioneered numerous innovations relating to its products, technology, business model, and user ecosystem since inception in 2014. Faraday Future aims to perpetually improve the way people move by creating a forward-thinking mobility ecosystem that integrates clean energy, AI, the Internet, and new usership models. Faraday Future’s first flagship product is the FF 91 Futurist.

FOLLOW FARADAY FUTURE:

https://www.ff.com/

http://appdownload.ff.com

https://twitter.com/FaradayFuture

https://www.facebook.com/faradayfuture/

https://www.instagram.com/faradayfuture/

www.linkedin.com/company/faradayfuture

NO OFFER OR SOLICITATION

This communication shall neither constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which the offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such jurisdiction.

FORWARD LOOKING STATEMENTS

This press release includes “forward looking statements” within the meaning of the safe harbor provisions of the United States Private Securities Litigation Reform Act of 1995. When used in this press release, the words “estimates,” “projected,” “expects,” “anticipates,” “forecasts,” “plans,” “intends,” “believes,” “seeks,” “may,” “will,” “should,” “future,” “propose” and variations of these words or similar expressions (or the negative versions of such words or expressions) are intended to identify forward-looking statements. These forward-looking statements, which include, among other things, statements regarding the anticipated start of production (SOP) and delivery timing for our FF 91 Futurist vehicle, additional funding and timing for receipt thereof and FF stockholder approval of an authorized share increase and the timing thereof, are not guarantees of future performance, conditions or results, and involve a number of known and unknown risks, uncertainties, assumptions and other important factors, many of which are outside the Company’s control, that could cause actual results or outcomes to differ materially from those discussed in the forward-looking statements. Important factors, among others, that may affect actual results or outcomes include whether the Amended Shareholder Agreement between the Company and FF Top, dated as of January 13, 2023, complies with the listing requirements of The Nasdaq Stock Market LLC, the market performance of the shares of the Company’s common stock; the Company’s ability to regain compliance with, and thereafter continue to comply with, the Nasdaq listing requirements; the Company’s ability to satisfy the conditions precedent and close on the various financings previously disclosed by the Company and any future financings, the failure of any of which could result in the Company seeking protection under the Bankruptcy Code; the Company’s ability to amend its certificate of incorporation to permit sufficient authorized shares to be issued in connection with the Company’s existing and contemplated financings; whether the Company and the City of Huanggang could agree on definitive documents to effectuate the non-binding Cooperation Framework Agreement; the Company’s ability to remain in compliance with its public filing requirements under the Securities Exchange Act of 1934, as amended; the outcome of the SEC investigation relating to the matters that were the subject of the Special Committee investigation and other litigation involving the Company; the Company’s ability to execute on its plans to develop and market its vehicles and the timing of these development programs; the Company’s estimates of the size of the markets for its vehicles and cost to bring those vehicles to market; the rate and degree of market acceptance of the Company’s vehicles; the success of other competing manufacturers; the performance and security of the Company’s vehicles; potential litigation involving the Company; the result of future financing efforts and general economic and market conditions impacting demand for the Company’s products; recent cost, headcount and salary reduction actions may not be sufficient or may not achieve their expected results; and the ability of the Company to attract and retain directors and employees. The foregoing list of factors is not exhaustive. You should carefully consider the foregoing factors and the other risks and uncertainties described in the “Risk Factors” section of the Company’s registration statement on Form S-1 filed on February 13, 2023, and other documents filed by the Company from time to time with the SEC. These filings identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements. Forward-looking statements speak only as of the date they are made. Readers are cautioned not to put undue reliance on forward-looking statements, and the Company does not undertake any obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

ADDITIONAL INFORMATION

In connection with the special stockholders meeting, the Company has filed with the SEC a definitive proxy statement on Schedule 14A with respect to the proposals therein to increase the number of the Company’s authorized Class A common shares to 1.69 billion and approve the issuance of shares under the Company’s previously announced equity line of credit with an affiliate of Yorkville Advisors for purposes of NASDAQ Listing Rule 5635 (as amended and supplemented, the “Proxy Statement”). Faraday Future commenced mailing of the Proxy Statement to its stockholders on February 3, 2023. This press release is not a substitute for the Proxy Statement or any other document which the Company may file with the SEC. INVESTORS AND FARADAY FUTURE’S STOCKHOLDERS ARE URGED TO READ THE PROXY STATEMENT IN ITS ENTIRETY AND ANY OTHER DOCUMENTS FILED BY THE COMPANY WITH THE SEC IN CONNECTION WITH THE PROXY STATEMENT OR INCORPORATED BY REFERENCE THEREIN BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSALS IN THE PROXY STATEMENT. Investors and stockholders may obtain free copies of the Proxy Statement and other documents containing important information about Faraday Future that are filed or will be filed with the SEC by Faraday Future from the SEC’s website at www.sec.gov. Faraday Future makes available free of charge at www.ff.com (in the “Financials and Filings” section), copies of materials it files with, or furnish to, the SEC.

PARTICIPANTS IN SOLICITATION

Faraday Future and its respective directors and executive officers and certain Company investors and their representatives may be deemed participants in the solicitation of proxies of the Company’s stockholders in respect of the proposals in the Proxy Statement. Information about the directors and executive officers of Faraday Future, such investors and their representatives and their ownership is set forth in the Company’s filings with the SEC, including the Proxy Statement. These documents can be obtained free of charge from the sources specified above.

Investors (English): ir@faradayfuture.com

Investors (Chinese): cn-ir@faradayfuture.com

Media: john.schilling@ff.com

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